WARNING: THE EDGAR SYSTEM ENCOUNTERED ERROR(S) WHILE PROCESSING THIS SCHEDULE.

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ARTICLE 5
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THIS SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM
FIRST CHOICE HEALTH NETWORK, INC. AND SUBSIDIARY FIRST QUARTER 2001 FINANCIAL STATEMENTS AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SUCH FINANCIAL STATEMENTS
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
PERIOD-TYPE                                     3-Mos
FISCAL-YEAR-END                                 Dec-31-2000
PERIOD-END                                      Mar-31-2001
Cash and cash items                             18,330,003
Marketable securities                                 -
Notes and accounts receivable-trade              6,343,709
Allowances for doubtful accounts                   879,779
Inventory                                             -
Total current assets                            28,204,056
Property, plant and equipment                    5,328,412
Accumulated depreciation                         2,830,840
Total assets                                    33,604,743
Total current liabilities                       20,619,662
Bonds, mortgages and similar debt                  925,988
Preferred stock-mandatory redemption                  -
Preferred stock-no mandatory redemption               -
Common stock                                        41,172
Other stockholders' equity                      10,671,801
Total liabilities and stockholders' equity      33,604,743
Net sales of tangible products                  32,737,331
Total revenues                                  32,912,217
Cost of tangible goods sold                     26,708,092
Total costs and expenses
     applicable to sales and revenues           33,227,342
Other costs and expenses                              -
Provision for doubtful accounts and notes           29,999
Interest and amortization of debt discount          23,411
Income before taxes and other items               (315,125)
Income tax expense                                 107,142
Income/loss continuing operations                 (207,983)
Discontinued operations                               -
Extraordinary items                                   -
Cumulative effect-changes
     in accounting principles                         -
Net income or loss                                 (71,947)
Earnings per share - primary                         (1.23)
Earnings per share - fully diluted                   (1.23)


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